Exhibit 99.1

FOR IMMEDIATE RELEASE

NanoString Technologies Releases Financial Results for First Quarter of 2015

Strong Q1 2015 Revenue Growth of 32% Year over Year

Cancer Focus Intensified with Recent Cancer Immunotherapy Trials Network and MD Anderson

Collaborations and Innovative New Products Including Expanded Offerings in Immuno-Oncology

SEATTLE – May 6, 2015 – NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today reported financial results for the first quarter ended March 31, 2015.

First Quarter Financial Highlights:

•	Total revenue of $11.6 million, 32% year-over-year growth

•	Instrument revenue of $4.4 million, 27% year-over-year growth

•	Consumables revenue of $5.9 million, including $0.4 million of Prosigna® IVD kits, 21% year-over-year growth

•	Collaboration revenue of $0.8 million

“We are off to a promising start in 2015. Our nCounter® technology continues to gain momentum as a leading platform for tumor profiling and, with the introduction of our combined genomic and proteomic capability and new products focused on immuno-oncology, we believe this trend will continue,” said President and Chief Executive Officer, Brad Gray. “We have made notable progress toward each of the strategic objectives we identified for 2015. This includes intensifying our focus on oncology, deepening our relationships with biopharmaceutical companies, further penetrating the clinical laboratory market, and expanding our addressable markets through product launches.”

Recent Business Highlights:

•	Grew installed base to over 280 nCounter Analysis Systems at March 31, 2015

•	Introduced three new cancer-focused products for the nCounter Analysis System: the PanCancer Progression Panel, the PanCancer Mouse Immune Profiling Panel and an immuno-oncology focused RNA:Protein Profiling Panel that simultaneously profiles both gene and protein expression

•	Entered collaborations with MD Anderson Cancer Center and the Cancer Immunotherapy Trials Network to accelerate the development of biomarker assays for immuno-oncology and cancer therapeutics

•	Appointed oncologist Robert Hershberg, M.D., Ph.D., Senior Vice President of Immuno-Oncology at Celgene Corporation, to the company’s board of directors

•	Prosigna Breast Cancer Assay included in the treatment guidelines of the German Association of Gynecological Oncology (AGO).

First Quarter Financial Results

Revenue for the three months ended March 31, 2015 rose 32% to $11.6 million, from $8.8 million for the first quarter of 2014. Instrument revenue was $4.4 million, up 27% from the prior year period. Consumables revenue, excluding Prosigna, was $5.5 million for the first quarter of 2015, 15% higher than in the comparable 2014 quarter. The growth in consumables revenue was negatively impacted by quarter-to-quarter variability in customer ordering patterns, severe weather in the Northeast and changes in foreign exchange rates. Prosigna revenue was $381,000 for the quarter, and collaboration revenue totaled $761,000. Gross margin on product and service revenue was 51% for the first quarter of both 2015 and 2014.

Research and development expense increased to $5.9 million for the first quarter of 2015, versus $4.7 million for the first quarter of 2014, reflecting increased costs related to personnel hired in 2014 to advance the company’s nCounter technology and its collaboration with Celgene. Selling, general and administrative expense was $14.1 million for the first quarter of 2015 compared to $10.7 million for the prior year period. The increase reflects increased costs related to personnel hired in 2014 to support the commercialization of Prosigna, as well as increased administration and facility costs.

Net loss for the three months ended March 31, 2015 was $14.9 million, or a loss of $0.81 per diluted share, compared with $11.4 million, or a loss of $0.68 per diluted share, for the first quarter of 2014.

Outlook for 2015:

The company’s financial outlook for 2015 is unchanged, and includes:

•	Total revenue in the range of $58 million to $61 million

•	Gross margin in the range of 53% to 55%

•	Operating expenses in the range of $77 million to $81 million

•	Operating loss in the range of $43 million to $49 million

Conference Call

Management will host an investment community conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers, or from the webcast link in the investor relations section of the Company’s website at: www.nanostring.com. A replay of the call will be available beginning May 6, 2015 at 7:30pm ET through midnight on May 7, 2015. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 20860969. The webcast will also be available on the Company’s website for one year following the completion of the call.

About NanoString Technologies, Inc.

NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company’s nCounter Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in over 700 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company’s technology has also been applied to diagnostic use. The Prosigna Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer.

For more information, please visit www.nanostring.com.

The NanoString Technologies logo, NanoString, NanoString Technologies, nCounter, and Prosigna are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our prospects for penetrating research and clinical markets, expansion of market potential through planned product introductions, including proteomic capability on our nCounter Analysis System and products focused on immuno-oncology, and our estimated 2015 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of reimbursement for diagnostic products; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

Contact:

Leigh Salvo of Westwicke Partners

leigh.salvo@westwicke.com

415-513-1281

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenue:
Instruments	$4,369	$3,448
Consumables	5,503	4,786
In vitro diagnostic kits	381	61
Services	579	456

Total product and service revenue	10,832	8,751
Collaboration	761	—

Total revenue	11,593	8,751
Costs and expenses:
Cost of product and service revenue	5,340	4,325
Research and development	5,916	4,732
Selling, general and administrative	14,125	10,674

Total costs and expenses (a) (b)	25,381	19,731

Loss from operations	(13,788)	(10,980)
Other income (expense):
Interest income	67	64
Interest expense	(984)	(536)
Other income (expense)	(189)	30

Total other income (expense)	(1,106)	(442)

Net loss	$(14,894)	$(11,422)

Net loss per share, basic and diluted	$(0.81)	$(0.68)

Weighted average shares used in computing basic and diluted net loss per share	18,310	16,917

(a)	Includes $1,252 and $1,039 of stock-based compensation expense for the three months ended March 31, 2015 and 2014, respectively
(b)	Includes $485 and $396 of depreciation and amortization expense for the three months ended March 31, 2015 and 2014, respectively

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$14,348	$17,223
Short-term investments	41,160	55,002
Accounts receivable, net	10,465	12,436
Inventory	7,887	5,444
Prepaid expenses and other	5,402	5,242

Total current assets	79,262	95,347
Property and equipment, net	6,875	6,366
Other assets	1,000	1,035

Total assets	$87,137	$102,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,553	$3,380
Accrued liabilities	6,598	10,403
Long-term debt, current portion	271	251
Deferred revenue, current portion	4,001	4,627
Other	424	147

Total current liabilities	15,847	18,808
Long-term debt, net of current portion	30,903	30,675
Deferred revenue, net of current portion	7,098	7,135
Other non-current liabilities	1,350	1,317

Total liabilities	55,198	57,935
Total stockholders’ equity	31,939	44,813

Total liabilities and stockholders’ equity	$87,137	$102,748